Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 and the related prospectus and proxy statement of our report dated March 18, 2021, relating to the consolidated financial statements of LINKBANCORP, Inc. appearing in the prospectus and proxy statement contained in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in the prospectus and proxy statement, which is part of this Registration Statement.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

August 3, 2021

S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345